================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------
                                    FORM 8-K
                                ----------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   MAY 2, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            0-29472                                  23-1722724
     COMMISSION FILE NUMBER           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        On May 2, 2000, Amkor Technology, Inc. ("Amkor"), through a wholly-owned subsidiary, Amkor Technology Korea, Inc. ("Amkor Korea"), completed an acquisition of three semiconductor packaging and test facilities, known as K1, K2 and K3, located in Korea from Anam Semiconductor, Inc. ("ASI"). On May 12, 2000, the company filed a current report on Form 8-K related to the acquisition which incorporated by reference pro forma financial information as of and for the year ended December 31, 1999. Filed herein is pro forma financial information as of and for the three months ended March 31, 2000.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF AMKOR

        The unaudited pro forma consolidated balance sheet as of March 31, 2000 appearing below gives effect to the following transactions as if they had occurred on March 31, 2000:

        - our $410.0 million private placement of our common stock;

        - our incurrence of $750.0 million of new secured bank debt;

        - our acquisition of K1, K2 and K3 for $950.0 million;

        - our $459.0 million equity investment in ASI;

        - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt; and

        - the expected conversion of 150 billion Korean won (approximately $132 million) of ASI's debt to equity by ASI's creditor banks.

        The unaudited pro forma consolidated income statement gives effect to the above transactions and the following historical transactions for the three months ended March 31, 2000 appearing below as if they occurred on January 1, 1999:

        - our sale of $258.75 million of 5% Convertible Subordinated Notes due 2007.

        The unaudited pro forma consolidated financial information appearing below is not necessarily indicative of the results of operations and financial condition that we would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition we will achieve. Accordingly, our future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

        We have used the purchase method of accounting in accordance with APB Opinion No. 16 "Business Combinations" to prepare the accompanying unaudited pro forma consolidated financial information. Under this method of accounting, we allocated the $950.0 million aggregate purchase price of K1, K2 and K3, to specific assets acquired based on their estimated fair values. The purchase price does not include the estimated $30.9 million transaction fees and expenses incurred in connection with our acquisition of K1, K2 and K3 and the related financing. The balance of the purchase price for K1, K2 and K3 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K1, K2 and K3 assets based primarily on our knowledge of this business and on information furnished by ASI. We will determine the final allocation of the purchase price based upon the receipt of an appraisal. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing of our acquisition of K1, K2 and K3.

        We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to our investment in ASI. Under this method of accounting, our investment in ASI is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of investment. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the investee. Accordingly, we have included in the unaudited pro forma consolidated income statement for the the three months ended March 31, 2000 the equity in the loss of ASI, including amortization of the excess of the cost of our investment over the underlying equity in the net assets.

        We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2000

                                                                              PRO FORMA            PRO FORMA
                                                                             ADJUSTMENTS          ADJUSTMENTS
                                                                           FOR ACQUISITION      FOR OUR PRIVATE
                                                                            OF K1, K2 AND           EQUITY
                                                               K1, K2        K3 AND OUR         FINANCING AND
                                               AMKOR           AND K3       INVESTMENT IN       OUR NEW SECURED       PRO FORMA
                                             HISTORICAL      HISTORICAL         ASI                BANK DEBT         AS ADJUSTED
                                             ----------      ----------    ---------------      ---------------      -----------
                                                                               (IN THOUSANDS)
ASSETS
Cash and cash equivalents                    $  318,264       $     --      $      --           $ (219,868)(a)       $   98,396
Short-term investments                          134,104             --             --             (134,104)(a)               --
Accounts receivable:                                 --
  Trade                                         195,871          3,240         (3,240)(b)           69,300 (e)          265,171
  Due from affiliates                             2,575        354,681       (354,681)(b)                                 2,575
  Other                                           7,220          8,316         (8,316)(b)                                 7,220
Inventories                                      81,068          6,451                                                   87,519
Other current assets                             16,391          2,289         (2,289)(b)                                16,391
                                             ----------       --------      ---------           ----------           ----------
    Total current assets                        755,493        374,977       (368,526)            (284,672)             477,272
                                             ----------       --------      ---------           ----------           ----------
Property, plant and equipment, net              916,304        400,287         24,713 (c)                             1,341,304
                                             ----------       --------      ---------           ----------           ----------
Investments                                      64,664             --        459,000 (i)               --              523,664
                                             ----------       --------      ---------           ----------           ----------
Other assets:
  Due from Affiliates                            27,020             29            (29)(b)                                27,020
  Excess of cost over net assets acquired       225,989             --         518,549(d)                               744,538
  Deferred income taxes                              --         36,238        (36,238)(b)                                    --
  Other                                          76,724          4,939         (4,939)(b)           23,812(f)           100,536
                                             ----------       --------      ---------           ----------           ----------
    Total other assets                          329,733         41,206        477,343               23,812              872,094
                                             ----------       --------      ---------           ----------           ----------
    Total assets                             $2,066,194       $816,470      $ 592,530           $ (260,860)          $3,214,334
                                             ==========       ========      =========           ==========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Bank overdraft                               $   20,031       $     --      $      --           $       --           $   20,031
Short-term borrowings and current
  portion of long-term debt                       2,839             --             --               (2,839)(j)               --
Trade accounts payable                          130,787         60,634        (60,634)(b)                               130,787
Due to affiliates                                30,912         14,376        (14,376)(b)                                30,912
Accrued expenses                                 93,456         13,463        (13,463)(b)                                93,456
Accrued income taxes                             47,395             --             --                                    47,395
                                             ----------       --------      ---------           ----------           ----------
    Total current liabilities                   325,420         88,473        (88,473)              (2,839)             322,581
                                             ----------       --------      ---------           ----------           ----------
Long-term debt                                    9,021             --             --              750,000 (g)          750,000
                                                                                                    (9,021)(j)
Due to Affiliates                                    --        112,694       (112,694)(b)               --                   --
Senior and senior subordinated notes            625,000             --             --                   --              625,000
Convertible subordinated notes                  309,213             --             --                   --              309,213
Other noncurrent liabilities                     18,165         50,050        (50,050)(b)               --               18,165
                                             ----------       --------      ---------           ----------           ----------
    Total liabilities                         1,286,819        251,217       (251,217)             738,140            2,024,959
                                             ----------       --------      ---------           ----------           ----------
Stockholders' equity:
  Common stock                                      131             --             --                   21(h)               152
  Warrants to purchase common stock                  --             --             --               35,000(h)            35,000
  Additional paid-in capital                    556,458             --             --              374,979(h)           931,437
  Receivable from stockholders                   (3,276)            --             --                   --               (3,276)
  Retained earnings                             226,889             --             --                   --              226,889
  Accumulated other comprehensive income           (827)            --             --                   --                 (827)
  Net assets (liabilities)                           --        565,253       (565,253)(b)               --                   --
                                             ----------       --------      ---------           ----------           ----------
    Total stockholders' equity                  779,375        565,253       (565,253)             410,000            1,189,375
                                             ----------       --------      ---------           ----------           ----------
    Total liabilities and stockholders'
      equity                                 $2,066,194       $816,470      $(816,470)          $1,148,140           $3,214,334
                                             ==========       ========      =========           ==========           ==========

---------------------

(a) Net cash used to acquire K1, K2 and K3, to make the additional investment in ASI and to pay transaction fees and expenses.

(b) The elimination of those assets and liabilities of K1, K2 and K3 that we did not acquire or assume as part of our acquisition of K1, K2 and K3.

(c) The excess of the fair value over the book value of the property, plant and equipment acquired.

(d) The excess of the purchase price for K1, K2 and K3 over the estimated fair values of the net assets acquired.

(e) The repurchase of accounts receivable to retire our accounts receivable sales agreement.

(f) Unpaid transaction fees and expenses, which have been recorded as deferred financing costs and will be amortized over the terms of the debt financing.

(g) The financing of the transactions with $750.0 million of new secured bank debt.

(h) The issuance of 20,500,000 shares of common stock we issued in a private equity offering and the fair value of the related warrants to purchase 3,895,000 shares of common stock at $27.50 per share.

(i) Our additional $459.0 million investment in ASI.

(j) The paydown of existing debt.

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                                                      PRO FORMA         PRO FORMA
                                                                                     ADJUSTMENTS       ADJUSTMENTS
                                                                                   FOR ACQUISITION    FOR OUR PRIVATE
                                                                                    OF K1, K2 AND         EQUITY
                                                                      K1, K2          K3 AND OUR       FINANCING AND
                                                         AMKOR        AND K3        INVESTMENT IN     OUR NEW SECURED     PRO FORMA
                                                       HISTORICAL    HISTORICAL          ASI             BANK DEBT       AS ADJUSTED
                                                       ----------    ----------    ---------------    ---------------    -----------
                                                                                       (IN THOUSANDS)
Net Revenues                                            $554,811      $129,104      $(121,482)(a)                          $562,433
Cost of revenues - including purchases from ASI          445,968        80,248       (121,482)(a)                           408,542
                                                                                       12,964 (b)
                                                                                       (9,156)(c)
                                                        --------      --------      ---------            --------          --------
   Gross profit                                          108,843        48,856         (3,808)                 --           153,891
                                                        --------      --------      ---------            --------          --------

Operating expenses:
  Selling, general and administrative                     42,071         4,649                                               46,720
  Research and development                                 3,371         1,291                                                4,662
                                                        --------      --------      ---------            --------          --------
    Total operating expenses                              45,442         5,940             --                  --            51,382
                                                        --------      --------      ---------            --------          --------

   Operating income                                       63,401        42,916         (3,808)                 --           102,509
Other (income) expense:
  Interest expense, net                                   15,429        (6,012)         6,012 (d)          20,209 (g)        36,931
                                                                                                            1,590 (h)
                                                                                                             (297)(h)
Foreign currency (gain) loss                                 836         1,952         (1,952)(d)                               836
Other (income) expense, net                                2,360        (2,506)                            (1,161)(i)        (1,307)
                                                        --------      --------      ---------            --------          --------
    Total other (income) expense                          18,625        (6,566)         4,060              20,341            36,460
                                                        --------      --------      ---------            --------          --------

   Income (loss) before income taxes and equity
     income (loss) of investees                           44,776        49,482         (7,868)            (20,341)           66,049
Provision for (benefit from) income taxes                  8,956        14,374        (14,374)(f)            (153)(e)         8,803
Equity in income (loss) of investees                       1,336            --         (7,383)(j)                            (6,047)
                                                        --------      --------      ---------            --------          --------
   Net income                                           $ 37,156      $ 35,108      $    (877)           $(20,188)         $ 51,199
                                                        ========      ========      =========            ========          ========

Basic net income per common share                       $   0.28                                                           $   0.34
                                                        ========                                                           ========
Diluted net income per common share                     $   0.27                                                           $   0.32
                                                        ========                                                           ========
Shares used in computing basic net income per
  common share                                           130,872                                                            151,372
                                                        ========                                                           ========
Shares used in computing diluted net income per
  common share                                           138,538                                                            160,495
                                                        ========                                                           ========

------------------

(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K1, K2 and K3 facilities under our supply agreements. Because we currently sell substantially all of K1, K2 and K3's services, the net revenue from the sale of these services to our customers is already reflected in our historical net revenues.

(b) Represents the amortization of goodwill related to our acquisition of acquisition of K1, K2 and K3, assuming a ten-year life.

(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment of K1, K2 and K3.

(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K1, K2 and K3 which we have not assumed as part of the acquisition of K1, K2 and K3.

(e) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(f) Represents the elimination of income tax expenses at K1, K2 and K3 due to the fact that profits of K1, K2 and K3 will be subject to a tax holiday in Korea.

(g) Represents (1) interest expense on $750.0 million of new secured bank debt and on $258.75 million of Convertible Notes at an assumed weighted average interest rate of 8.17% and (2) $1.4 million of amortization of debt issuance costs, which are amortized over the life of the respective debt.

(h) Represents interest on funds used to repurchase accounts receivable of $69.3 million and to fund transaction costs and expenses net of interest savings as a result of the pay down of $11.9 million of our existing debt.

(i) Represents fees paid by us under our accounts receivable sale agreement.

(j) Represents our equity in the loss of ASI, including $13.1 million of amortization of the difference between the cost of our investment over the underlying equity in net assets of ASI, assuming that the investment occurred on January 1, 1999.

(k) Shares used in computing basic pro forma as adjusted net income per common share for the three months ended March 31, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering. Shares used in computing the diluted pro forma as adjusted net income per common share for the three months ended March 31, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering and the exercise of outstanding stock options and warrants to purchase shares of common stock. On a pro forma as adjusted basis, the conversion of convertible subordinated notes is not dilutive.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF ASI


     The unaudited pro forma consolidated balance sheet of ASI as of March 31, 2000 appearing below gives effect to the following transactions as if they had occurred on March 31, 2000.

     - ASI's sale of K1, K2 and K3 for $950.0 million;

     - our $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt; and

     - the expected conversion of approximately 150 billion won (approximately $135 million at the exchange rate in effect as of March 31, 2000) of ASI's debt to equity by ASI's creditor banks.

     The unaudited pro forma consolidated income statement of ASI for the three months ended March 31, 2000 gives effect to the above proposed transactions as if they had occurred on January 1, 1999 using the exchange rate as of that date.

     The unaudited pro forma consolidated financial information of ASI appearing below is not necessarily indicative of the results of operations and financial condition that ASI would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition ASI will achieve. Accordingly, ASI's future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     The unaudited pro forma consolidated financial information of ASI appearing below is based on financial statements prepared in accordance with U.S. GAAP. These principles require the extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF ASI
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000




                                                                               1
                                                         --------------------------------------------------
                                                              ASI           Pro forma          Pro forma
                                                          Historical       Adjustments        As Adjusted
                                                         -----------     --------------      --------------
                                                                         (in thousands)
BALANCE SHEET DATA:

Current assets:
  Cash and cash equivalents                               $   29,307     $    166,900 (a)    $      196,207
  Restricted cash                                             23,805           (2,637)(b)            21,168
  Bank deposits                                              105,237                                105,237
  Accounts and notes receivable
      Trade, net of allowance for doubtful
         accounts                                              3,240                                  3,240
      Due from affiliates, net of allowance for
         doubtful accounts                                    26,072                                 26,072
      Other                                                   31,867                                 31,867
  Short-term loans to affiliates, net                          4,578                                  4,578
  Inventories                                                 46,293           (6,451)(b)            39,842
  Other current assets                                        23,720                                 23,720
                                                         -----------     ------------        --------------

          Total current assets                               294,119          157,812               451,931

Non-current bank deposits                                         29                                     29
Restricted cash                                                    -                                      -
Investments
  Available for sale                                          23,558                                 23,558
  Affiliated companies                                        18,921                                 18,921
Long-term receivables
  Due from affiliate                                             257                                    257
  Others                                                       2,906                                  2,906
Property, plant and equipment, less
  accumulated depreciation                                 1,094,903         (394,835)(b)           700,068
Deferred tax asset-noncurrent                                 76,067                                 76,067
Other assets                                                  33,871           (5,433)(b)            28,438
                                                         -----------     ------------        --------------

           Total assets                                  $ 1,544,631     $   (242,456)       $    1,302,175
                                                         ===========     ============        ==============

Current liabilities:
  Short-term borrowings                                   $   44,128     $                   $       44,128
  Current portion of long-term debt                           56,948          (56,948)(d)                 -
  Trade accounts and notes payable                            56,101                                 56,101
  Other accounts payable                                     131,100                                131,100
  Accrued expenses                                             4,407                                  4,407
  Forward contract liability                                  13,857                                 13,857
  Other current liabilities                                    6,764                                  6,764
                                                         -----------     --------------      --------------

           Total current liabilities                         313,305          (56,948)              256,357

Long-term debt, net of current portion and
  discounts on debentures                                    896,881         (658,495)(d)           238,386
Long-term obligations under capital
  leases, net of current portion                             415,781         (378,557)(d)            37,224
Accrued severance benefits, net                               53,992          (50,100)(c)             3,892
Liability for loss contingency                               133,211         (126,000)(e)             7,211
                                                         -----------     ------------        --------------

           Total liabilities                               1,813,170       (1,270,100)              543,070
                                                         -----------     ------------        --------------

           Total stockholders' equity                       (268,539)       1,027,644(f)            759,105
                                                         -----------     ------------        --------------

           Total liabilities and stockholders' equity    $ 1,544,631     $   (242,456)       $    1,302,175
                                                         ===========     ============        ==============

(a) Represents the amount to be used for purposes other than the repayment of debt (see d) below).

(b) Represents the assets of K1, K2 and K3 to be sold .

(c) Represents severance benefits to be paid upon sale of K1, K2 and K3.

(d) Represents payment of debt and the proposed conversion of debt to equity as follows:

   o   Conversion of debt to equity by ASI's creditor banks                                  $   135,000
   o   Portion of equity investment by Amkor to be used to repay debt                            309,000
   o   Net cash proceeds from the sales of K1, K2 and K3
       available for debt payment                                                                650,000 (*)
                                                                                             ------------
    Total debt assumed to be paid on March 31, 2000                                          $  1,094,000
                                                                                             ============

    (*)Sales price Less:                                           $  950,000
       -  Related taxes                                             (107,000)
       -  Severance payment                                          (50,100)
       -  Payment for guarantee obligation (see e) below)           (126,000)
       -  Other operational needs                                    (16,900)
                                                                   ----------
                                                                   $  650,000
                                                                   ==========

(e) Represents the amount to be used for the payment to eliminate guarantee obligations provided for Anam Construction and Anam Electronics Co., Ltd.

(f) Represents the conversion of approximated $135 million of ASI's debt to equity by ASI's creditor banks, our $459.0 million equity investment in ASI and a remainder, which is principally comprised of gain on the sale of K1, K2 and K3, net of related tax expense.

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                OF ASI FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                                       1
                                                ------------------------------------------------
                                                     ASI          Pro forma        Pro forma
                                                  Historical      Adjustments      As Adjusted
                                                -------------    -------------    --------------
                                                 (In thousands except share and per share data)
INCOME STATEMENT DATA:
Sales                                            $    79,169       $                $    79,169

Cost of sales                                         60,679                             60,679
                                                -------------    -------------    --------------

Gross profit                                          18,490                -            18,490
                                                -------------    -------------    --------------
Operating expenses
      Research and development                            26                                 26
      Selling and administrative expenses              5,327                              5,327
                                                -------------    -------------    --------------
         Total operating expenses                      5,353                -             5,353
                                                -------------    -------------    --------------

Operating income (loss)                               13,137                -            13,137
                                                -------------    -------------    --------------
Other (income) expense
      Interest income                                 (3,085)                            (3,085)
      Interest expense                                37,612          (28,214)(a)         9,398
      Foreign currency (gains) loss                   21,819          (17,531)(b)         4,288
      Loss(Gain) from disposal of investments           (603)                              (603)
      Other, net                                      (5,575)                            (5,575)
                                                -------------    -------------    --------------
          Total other (income) expense                50,168          (45,745)            4,423
                                                -------------    -------------    --------------
Income (loss) from continuing operations
      before income taxes, equity in loss of
      affiliates and minority interest               (37,031)          45,745             8,714
Equity in loss of unconsolidated affiliates             (501)               -              (501)
                                                -------------    -------------    --------------
Income (loss) from continuing operations
      before income taxes                            (37,532)          45,745             8,213
Provision (benefit) for income taxes                 (23,948)          14,089 (c)       ( 9,859)
                                                -------------    -------------    --------------
Income(loss) from continuing operations         $    (13,584)    $     31,656     $      18,072
                                                =============    =============    ==============
PER SHARE DATA:
 Basic income (loss) from continuing
 operations per common share                    $      (0.25)                     $         0.16
                                                =============    =============    ==============
Diluted income (loss) from continuing
 operations per common share                    $      (0.25)                     $         0.16
                                                =============    =============    ==============
Shares used in computing basic
 net income (loss) per common share                55,031,183       56,407,789(d)    111,438,972
                                                =============    =============    ==============
Shares used in computing diluted
 net income (loss) per common share                58,267,130       56,407,789       114,674,919
                                                =============    =============    ==============

(a) Represents the elimination of interest expense related to debt which was assumed to be paid off and the conversion of debt to equity as follows:

     o Conversion of debt to equity by ASI's creditor banks                       $   125,110
     o Portion of equity investment by Amkor to be used to repay debt                 309,000
     o Net cash proceeds from the sale of K1, K3 and K3
           available for debt payment                                                 650,000
                                                                                  -----------
          Total debt assumed to be paid on January 1, 1999                        $ 1,084,110
                                                                                  ===========

(b) Represents the elimination of foreign currency loss related to Won currency debt which is assumed to be paid off.

(c) Represents income tax expense due to the pro forma adjustments

(d) Represents adjustments for the number of common shares as follows:

                                                                                      No. of
                                                                                      Shares
                                                                                   ------------
     o Equity investment by Amkor                                                    37,707,039
     o Debt to equity conversion by creditor banks                                   18,700,750
                                                                                    -----------
          Total number of shares adjusted                                            56,407,789
                                                                                    ===========



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

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMKOR TECHNOLOGY, INC.

                                            By: /s/ KENNETH T. JOYCE
                                               ---------------------------------
                                            Kenneth T. Joyce
                                            Chief Financial Officer

                                            Dated: June 19, 2000




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